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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Metromedia Fiber Network, Inc. on Form S-3 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note
17), appearing in the Current Report on Form 8-K/A of Metromedia Fiber Network, Inc. dated October 14, 1999.

    We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
October 14, 1999